Exhibit 99.1
Dropbox Announces Plans to Acquire Tigris Data Inc. and Unveils DBX Agent Cloud as Part of AI-Powered Product Evolution
Planned acquisition will accelerate Dropbox's expansion into AI infrastructure for companies and developers; new AI capabilities have already rolled out to more than 70,000 teams
SAN FRANCISCO, November 5, 2026 (BUSINESS WIRE): Dropbox, Inc. (NASDAQ: DBX) today announced plans to acquire Tigris Data Inc., a globally distributed object storage platform built for AI workloads, to accelerate its expansion into AI infrastructure for companies and developers. The company also unveiled DBX Agent Cloud, a storage and data infrastructure offering beginning with object storage, alongside a major evolution of its core product that brings AI-powered capabilities directly to customers’ existing files and workflows.
Together, the announcements mark a significant step in Dropbox's evolution beyond traditional file storage and sharing, extending its infrastructure expertise to companies building AI applications while giving existing customers new ways to put their content to work with AI. Customers can ask Dropbox to complete supported tasks directly on their files, use Dropbox content in supported third-party AI tools, and choose AI models while keeping their work connected to its existing permissions, history, and collaboration context.
“The value of AI depends on the content and context it can work with,” said Ashraf Alkarmi, co-CEO of Dropbox. “We’re bringing AI to the work people already keep in Dropbox and extending our storage expertise to companies building AI applications. Across both, our goal is to give customers the freedom to choose how they use AI while keeping control of the content they depend on.”
DBX Agent Cloud and the planned acquisition of Tigris
The planned acquisition of Tigris will help accelerate Dropbox's entry into the market for AI infrastructure, building on nearly two decades of experience operating storage systems at scale. Tigris specializes in globally distributed object storage designed for AI applications, enabling developers to access and manage data across clouds without being tied to a single provider.
As part of this expansion, Dropbox is introducing DBX Agent Cloud, a storage and data layer for companies and developers building AI applications and agents. The offering starts with standalone, S3-compatible object storage that companies can buy independently and use with familiar tools and supported applications built for Amazon S3.
AI applications and agents need access to training datasets, model artifacts, images, video, and other content across clouds and compute providers. Dropbox’s infrastructure strategy focuses on giving companies a portable foundation for that content as their models, applications, and compute needs evolve.
DBX Agent Cloud is designed to work alongside the clouds, compute providers, and developer platforms where customers already build and run their applications. Dropbox’s focus is on giving those applications a consistent home for their content, wherever they run.
“Our customers depend on Tigris to keep their applications running, and their needs keep growing,” said Ovais Tariq, co-founder and CEO of Tigris. “Dropbox brings nearly two decades of experience operating storage infrastructure at scale. Combining that experience with our product and close relationships with developers would help us support larger workloads while keeping our focus on reliability, developer experience, and direct technical collaboration.”
Dropbox plans to add filesystem and content-processing capabilities next. Content processing helps turn documents, images, audio, and video into useful inputs for AI. Filesystem capabilities give applications and agents a persistent place to manage files and continue work across tasks and sessions.
AI that acts directly on existing Dropbox content
Within Dropbox, customers can describe what they want to accomplish, and Dropbox can identify relevant content, propose a plan, and carry out supported actions after approval. These capabilities help customers work with large files, rich media, specialized file types, and shared projects directly where their content already lives.
Customers can ask Dropbox to find information, summarize folders, compare versions, draft documents from project context, edit PDFs and images, transcribe recordings, and edit or refine video clips. Dropbox can also organize project folders, move or rename files, and carry out several steps from a single request.
Dropbox shows customers a plan to approve before making changes, works within existing permissions, and keeps a record of the actions it takes. Customers can review changes and undo supported actions. Results stay connected to the same folders, permissions, and sharing context, so teams can review, collaborate, and continue their work.
Model choice and connections to supported AI tools
Customers can choose and switch supported AI models during a session in Dropbox while keeping the context of their work. Customers can also work on their Dropbox files in supported AI tools, including ChatGPT, Claude, and Muse, without repeatedly uploading their content, with resulting work returning to Dropbox.
Teams can share, review, refine, and reuse that work through their existing Dropbox workflows. These connections give customers flexibility in how and where they use AI while keeping their content connected.
Availability
The new Dropbox experience has already rolled out to more than 70,000 teams. The initial rollout focuses on eligible Standard and Advanced teams in the US, UK, and Australia, starting in English, with broader availability planned for 2027.
For more information about the announcements and product availability, visit https://blog.dropbox.com/topics/company/dropboxs-next-chapter and http://dropbox.com/a-smarter-dropbox.
About Dropbox
Dropbox helps individuals and teams store, organize, share, and work with their content. Dropbox has more than 700 million registered users across approximately 180 countries. The company is based in San Francisco and employs people worldwide. Learn more at dropbox.com.

About Tigris Data Inc.
Tigris is a globally distributed, S3-compatible object storage platform purpose-built for AI. Founded by former Uber engineers, Tigris enables developers and enterprises to store and access data across clouds without vendor lock-in or egress fees. Its intelligent data placement technology delivers low-latency access worldwide, eliminating the complexity of managing replication and caching. Designed to support demanding AI workloads, from model training and inference to autonomous agents, Tigris gives developers the flexibility to build and scale on their own terms. For more information, visit www.tigrisdata.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of United States federal securities laws, including among other things our expectations regarding future events, our business, market opportunities, and the planned acquisition of Tigris, including the timing and contingencies thereof. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions, including, among other things, costs, expenses or difficulties related to the acquisition of Tigris, including the integration of the Tigris business; failure to realize the expected benefits and synergies of the planned acquisition of Tigris in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the acquisition of Tigris on relationships with our and/or Tigris’s employees, customers, suppliers and other business partners; an inability to retain key personnel; and the risk that the planned acquisition of Tigris may not close within the expected timeframe or at all. Further information on risks that cause actual results to vary from expectations is included in our filings with the SEC, including our Form 10-K for the year ended December 31, 2025 and other reports that we may file with the SEC from time to time. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law. Additionally, any financial measures presented herein are preliminary, subject to final review, and are subject to risks and uncertainties.
Contacts
Media: Tim Rathschmidt, press@dropbox.com
Investors: Sarah Schubach, ir@dropbox.com